UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 27, 2010

THE MACERICH COMPANY

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-12504	95-4448705
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401

(Address of Principal Executive Offices)      (Zip Code)

Registrant’s telephone number, including area code  (310) 394-6000

N/A

(Former Name or Former Address, if Changed Since Last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.   Submission of Matters to a Vote of Security Holders.

The Macerich Company (the “Company”) held its Annual Meeting of Stockholders on May 27, 2010 (the “Annual Meeting”). At the Annual Meeting the Company’s stockholders (i) elected the six nominees listed below to serve as directors for a term of one year expiring at the 2011 Annual Meeting of Stockholders and until their successors are duly elected and qualified, and (ii) ratified the appointment of Deloitte & Touche LLP as independent accountants for the year ending December 31, 2010.

The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each proposal, as applicable, is set forth below. The Company’s independent inspector of elections reported the final vote of the stockholders as follows:

Proposal 1:  The election of six directors for a one-year term expiring at the 2011 Annual Meeting of Stockholders

	For	Against	Abstain	Broker Non-Votes
Arthur M. Coppola	71,161,909	4,289,830	78,802	6,427,725
Edward C. Coppola	74,611,620	596,703	322,218	6,427,725
James S. Cownie	71,644,253	3,871,285	15,003	6,427,725
Fred S. Hubbell	71,644,289	3,871,145	15,107	6,427,725
Mason G. Ross	74,958,945	557,062	14,534	6,427,725
Dr. William P. Sexton	71,636,820	3,877,684	16,037	6,427,725

Proposal 2:  The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent accountants for the year ending December 31, 2010

Votes

For:	81,936,660
Against:	9,952
Abstain:	11,654

There were no broker non-votes for Proposal 2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on May 28, 2010.

THE MACERICH COMPANY

/s/ Richard A. Bayer
Richard A. Bayer
Senior Executive Vice President,
Chief Legal Officer and Secretary